Exhibit 99.1

A.D.A.M., Inc. Announces Financial Results for Fourth Quarter and Year-End 2007

Revenues increase 69%; Adjusted EBITDA reaches $8 million

ATLANTA, GA – March 11, 2008 – A.D.A.M., Inc. (Nasdaq: ADAM) today announced financial results for its fourth quarter and year ended December 31, 2007.

Full Year 2007 Financial Highlights

•

Revenues for the year ended December 31, 2007 were $27,878,000 as compared to $16,505,000 for the same period of 2006, an increase of 69%. The increased revenues were primarily attributable to A.D.A.M.’s acquisition of OnlineBenefits, Inc., which was completed in August 2006 and as a result of additional sales of health content licenses and increased sales of Benergy-related services during the year.

•

Adjusted operating income for the year ended December 31, 2007 was $6,050,000 as compared to $3,753,000 for the same period of 2006, an increase of 61%. Adjusted operating income excludes non-cash stock-based compensation and accrued expenses for severance for former employees of OnlineBenefits. GAAP operating income for 2007 was $4,763,000 as compared to $3,132,000 for the same period last year, an increase of 52%. Operating income increased from the inclusion of OnlineBenefits results for the full year, profits from revenue growth and operating improvements implemented during the year.

•

Net income for the year ended December 31, 2007 was $3,939,000 or $0.38 per share on a fully diluted basis as compared to $2,548,000 or $0.25 per share on a fully diluted basis for the same period of 2006. Net income for 2007 included severance charges of $529,000 and an income tax benefit of $1,510,000 for the Company’s expected future use of its income tax net operating loss carryforwards.

•

Adjusted EBITDA for the year ended December 31, 2007, which excludes non-cash stock-based compensation expense increased to $7,973,000 as compared to $4,913,000 for the same period of 2006. Adjusted EBITDA margins for the years of 2007 and 2006 were 29% of revenues.

•

Gross margin for the year ended December 31, 2007 was 76% as compared to 79% for the same period of 2006. The slight decrease in gross margin as a percent of revenues is attributable primarily to additional professional services associated with increased sales of Benergy’s online benefit enrollment product, Ready…Enroll Complete.

•

As of December 31, 2007, cash and investments were $8,234,000. During 2007, the Company made early payments of $5,000,000 (in advance of the original required repayment schedule) on its long-term note payable associated with the OnlineBenefits’ acquisition.

Fourth Quarter 2007 Financial Highlights

•

Revenues for the fourth quarter ended December 31, 2007 were $7,633,000 as compared to $6,835,000 for the same period of 2006, an increase of 12%. The increase in revenues is primarily attributable to increased sales of the Company’s health content licenses, education products, and Benergy products and services. The fourth quarter of 2006 was the first full quarter that included OnlineBenefits results.

•

Operating income, computed on a GAAP basis, for the fourth quarter ended December 31, 2007 was $831,000 as compared to $1,051,000 for the same period of 2006. The decrease in operating income is attributed to non-cash stock-based compensation and charges associated with severance for a former employee of OnlineBenefits. Excluding these items, adjusted operating income for the fourth quarter increased to $1,624,000 as compared to $1,552,000 for the same period last year.

•

Net income for the fourth quarter ended December 31, 2007 was $1,824,000 or $0.17 per share on a fully diluted basis, as compared to $384,000 or $0.04 per share on a fully diluted basis, for the same period of 2006. Net income for the fourth quarter of 2007 included severance charges of $529,000 and an income tax benefit of $1,510,000 for the Company’s expected future use of its income tax net operating loss carryforwards.

•

Adjusted EBITDA was $2,215,000 for the fourth quarter ended December 31, 2007 as compared to $1,948,000 for the same period of 2006, an increase of 14%. Adjusted EBITDA margins for the fourth quarters of 2007 and 2006 were 29% of revenues.

“Our financial results for the year were in line with our expectations for revenues and net income. These results came during a critical time of expansion of A.D.A.M.’s business. We made significant progress during the year executing against our strategic plans for growing our employer business and expanding our content licensing relationships and I am confident in our growth outlook for the future,” commented Kevin Noland, A.D.A.M.’s president and chief executive officer. “We continue to enhance our leadership position as a trusted source for health and benefits information for consumers, while creating strong business value propositions for our group insurance brokers, healthcare clients, and employers.”

2007 Business Highlights

•

Released Benergy 2G!, a significant product enhancement to the Company’s flagship Benergy benefits technology platform in August 2007. Benergy 2G! includes an enhanced consumer experience, the addition of A.D.A.M.’s health and wellness content and additional tools for both group insurance brokers and employers.

•	Bolstered management team with the addition of several key executives, including new sales executives for content and education products.

•	Expanded the Company’s health content products, including the addition of five key new health centers that explore men’s, women’s, senior’s, pediatric, orthopedic and neurology topics.

•

Released a significant upgrade to the Company’s agency management system, AgencyWare, that allows integration with Microsoft Outlook, providing a critical feature to enhance the use of the product by brokers.

•	Secured key relationships with new clients, including Fluke Corporation, the New York Times, Loma Linda University Medical Center, AARP and Lenox Hill Hospital.

“Looking towards 2008, we’ve made a number of operational and organizational improvements that provide a strong foundation for growth,” Mr. Noland continued. “We’ve added to our product management and development efforts to strengthen our ability to deliver additional products and services through our Benergy system, and we have significantly enhanced our sales force and sales management to provide a broader sales reach and greater focus on net growth of current business and new sales channels. We look forward to an exciting 2008 as we see the investments we are making realized.”

Use of Non-GAAP Measures

To supplement our consolidated financial statements presented in accordance with GAAP, we present investors with certain non-GAAP operational measures, including adjusted operating income, adjusted net income, adjusted earnings per share and adjusted EBITDA, all of which primarily exclude the effects of amortization of intangible assets, stock-based compensation, acquisition related expenses, restructuring charges and the income tax benefits from valuation of future tax loss carryforwards.

Our management considers the total return of an investment we have made in an acquisition (i.e., operating profit generated as compared to the purchase price paid) without taking into consideration any allocations made for accounting purposes. Thus, because the purchase price for an acquisition, does not necessarily reflect the accounting value assigned to intangible assets, including customer lists and goodwill, when analyzing the return provided by the acquisition in subsequent periods, our management for planning and evaluation purposes excludes the GAAP impact of acquired intangible assets and other acquisition related expenses to our financial results. We believe that such an approach is useful in understanding the long-term return provided by an acquisition and that our investors benefit from a supplemental non-GAAP financial measure that adjusts for the accounting expense associated with acquired intangible assets.

Similarly, we believe that excluding stock-based compensation expense provides supplemental information and an alternative presentation useful to investors’ understanding of our operating results and trends, especially when comparing those results on a consistent basis to results for previous periods and anticipated results for future periods.

We also believe that, in excluding stock-based compensation expense and amortization of intangible assets, our non-GAAP financial measures provide investors with transparency into the information and basis used by management and our board of directors to measure and forecast our results of operations, to compare on a consistent basis our results of operations for the current period to that of prior periods, to compare our results of operations on a more consistent basis against that of other companies in making financial and operating decisions, and to establish targets for management incentive compensation.

We believe that the presentation of non-GAAP operational measures of adjusted operating income, adjusted net income, adjusted earnings per share and adjusted EBITDA provide important supplemental information to management and investors regarding financial and business trends relating to the company’s financial condition and results of operations. These non-GAAP operational measures have historically been used as key performance metrics by our senior management as they evaluate the performance of the consolidated financial results. These non-GAAP operational measures are reviewed individually as well as in total in measuring our performance against internal and external expectations for the period. The expectations for such key non-GAAP operational measures are the basis for any financial guidance provided by management for future periods. Management believes that the use of each of these non-GAAP financial measures provides enhanced consistency and comparability with our past financial reports. We provide this information to investors to enable them to perform additional analyses of past, present and future operating performance.

We believe that each of these operational measures is useful to investors in their assessment of our operating performance and the valuation of our company. Adjusted operating income, adjusted net income, adjusted earnings per share and adjusted EBITDA are significant measures used by management for:

•	Reporting our financial results and forecasts to our board of directors;

•	Evaluating the operating performance of our company;

•	Managing and comparing performance internally and externally against our peers; and

•	Establishing internal operating targets.

These non-GAAP operational measures, including adjusted operating income, adjusted net income, adjusted earnings per share and adjusted EBITDA are used by us as broad measures of financial performance that encompass our operating performance, cash, capital structure, investment management, and income tax planning effectiveness. These operational measures are not calculated in accordance with GAAP, and should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. These operational measures have limitations in that they do not reflect all of the costs or reductions to revenues associated with the operations of our business as determined in accordance with GAAP. In addition, these operational measures may not be comparable to non-GAAP financial measures reported by other companies. As a result, one should not consider these measures in isolation or as a substitute for analysis of our results as reported under GAAP. We compensate for these limitations by analyzing current and future results on a GAAP basis as well as a non-GAAP basis, prominently disclosing GAAP results and providing reconciliations from GAAP results to operational measures. The limitations in relying on our non-GAAP financial measures include the fact that the adjusted operating income, adjusted net income, adjusted earnings per share and adjusted EBITDA operational measures do not include the impact of stock-based compensation expense or the effects of amortization of intangible assets, acquisition related expenses and restructuring charges. We expect to continue to incur expenses similar to the non-GAAP adjustments described above, and the exclusion or inclusion of these items from our non-GAAP financial measures should not be construed as an inference that these costs are unusual or infrequent.

Forward-Looking Statements

The press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended. The forward-looking statements are based on A.D.A.M.’s current intent, belief and expectations. These statements, especially revenue, net income, cash flow, involve a number of risks and uncertainties that could cause actual results, performance or developments to differ materially. Factors that could affect the company’s actual results, performance or developments include general economic conditions, development of the Internet as a source of health information, pricing actions taken by competitors, demand for the company’s health information, the ability to realize the anticipated benefits of the acquisition, regulatory changes in laws and regulations that impact how the company conducts its business and the other factors described in A.D.A.M.’s filings with the SEC. A.D.A.M. disclaims any obligation or duty to update any of its forward-looking statements.

Conference Call and Earnings Release Information

ATLANTA—(BUSINESS WIRE)—A.D.A.M., Inc. (Nasdaq: ADAM), will conduct its fourth quarter 2007 year-end earnings conference call on Tuesday, March 11, 2008 at

10:00AM Eastern Time (ET). To participate in the call, please dial 866 624 3372 approximately five minutes prior to the start time. International callers may dial 706 758 3874. A digital replay will be available at 12:00 PM ET the same day by dialing 800 633 8284 or 402 977 9140 with reservation code 21376082. The telephone replay will be available until March 25, 2008. To listen to the call online, visit www.adam.com.

About A.D.A.M., Inc.

A.D.A.M. (Nasdaq: ADAM) is a leading provider of health information and benefits management solutions to healthcare organizations, employers, consumers, and educational institutions. With an industry-leading employee and HR benefits management platform and one of the largest consumer health information libraries in the world, A.D.A.M. empowers consumers to get smart about their health and wellness, while reducing the costs of healthcare and benefits administration. For more information, visit www.adam.com or call 1-800-408-ADAM.

###

Contact:

A.D.A.M., Inc.

Investor Relations

Victor Thompson

770-321-4326

A.D.A.M., Inc.

Consolidated Statements of Operations

Fourth Quarter, 2007 and 2006

(numbers in thousands, except per share data)

	Three Months Ended December 31,				% Increase (Decrease) in US $
	2007	% of Revenues	2006	% of Revenues
Revenues, net:
Licensing	$6,182	81.0%	$5,667	82.9%	9.1%
Product	330	4.3%	484	7.1%	-31.8%
Professional services and other	1,121	14.7%	684	10.0%	63.9%

Total revenues, net	7,633	100.0%	6,835	100.0%	11.7%

Cost of Revenues:
Cost of revenues	1,487	19.5%	1,283	18.8%	15.9%
Cost of revenues–amortization	471	6.2%	316	4.6%	49.1%

Total cost of revenues	1,958	25.7%	1,599	23.4%	22.5%

Gross Profit	5,675	74.3%	5,236	76.6%	8.4%

Operating expenses:
Product & content development	1,440	18.9%	1,120	16.4%	28.6%
Sales & marketing	1,674	21.9%	1,214	17.8%	37.9%
General & administrative	1,730	22.7%	1,851	27.1%	-6.5%

Total operating expenses	4,844	63.5%	4,185	61.2%	15.7%

Operating income	831	10.9%	1,051	15.4%	-20.9%

Interest expense	614	8.0%	726	10.6%	-15.4%
Interest income	(97)	-1.3%	(59)	-0.9%	(a )

Income before income taxes	314	4.1%	384	5.6%	-18.2%
Income tax expense (benefit)	(1,510)	-19.8%	—	0.0%	(a )

Net Income	$1,824	23.9%	$384	5.6%	375.0%

Earnings Per Share
Basic	$0.19		$0.04
Diluted	$0.17		$0.04

Weighted Average Common Shares Outstanding
Basic	9,628		9,023
Diluted	10,885		10,354

(a) not meaningful

A.D.A.M., Inc.

Consolidated Statements of Operations

Year-to-Date, 2007 and 2006

(numbers in thousands, except per share data)

	Twelve Months Ended December 31,				% Increase (Decrease) in US $
	2007	% of Revenues	2006	% of Revenues
Revenues, net:
Licensing	$23,563	84.5%	$13,818	83.7%	70.5%
Product	1,642	5.9%	1,594	9.7%	3.0%
Professional services and other	2,673	9.6%	1,093	6.6%	144.6%

Total revenues, net	27,878	100.0%	16,505	100.0%	68.9%

Cost of Revenues:
Cost of revenues	5,092	18.3%	2,490	15.1%	104.5%
Cost of revenues–amortization	1,477	5.3%	951	5.8%	55.3%

Total cost of revenues	6,569	23.6%	3,441	20.8%	90.9%

Gross Profit	21,309	76.4%	13,064	79.2%	63.1%

Operating expenses:
Product & content development	4,666	16.7%	2,704	16.4%	72.6%
Sales & marketing	6,026	21.6%	2,903	17.6%	107.6%
General & administrative	5,854	21.0%	4,325	26.2%	35.4%

Total operating expenses	16,546	59.4%	9,932	60.2%	66.6%

Operating income	4,763	17.1%	3,132	19.0%	52.1%

Interest expense	2,565	9.2%	1,102	6.7%	132.8%
Interest income	(235)	-0.8%	(518)	-3.1%	-54.6%
Loss on sale of assets	4	0.0%	—	0.0%	(a )

Income before income taxes	2,429	8.7%	2,548	15.4%	-4.7%
Income tax expense (benefit)	(1,510)	-5.4%	—	0.0%	(a )

Net Income	$3,939	14.1%	$2,548	15.4%	54.6%

Earnings Per Share
Basic	$0.42		$0.30
Diluted	$0.38		$0.25

Weighted Average Common Shares Outstanding
Basic	9,461		8,630
Diluted	10,442		10,074

(a) not meaningful

A.D.A.M., Inc.

Reconciliation of Selected GAAP Measures to Non-GAAP Measures (1)

Fourth Quarter, 2007 and 2006

(numbers in thousands, except per share data)

	Three Months Ended December 31,				% Increase (Decrease) in US $
	2007 GAAP	2007 Non-GAAP	2006 GAAP	2006 Non-GAAP

Reconcilation of GAAP Operating Income, Net Income and EPS to Non-GAAP measures.

GAAP Operating Income	$831	$831	$1,051	$1,051	-20.9%

Stock-based compensation (2)		264		16
Severance (4)		529		485

Non-GAAP Operating Income		$1,624		$1,552	4.6%

GAAP Net Income	$1,824	$1,824	$384	$384	375.0%

Stock-based compensation (2)		264		16
Amortization of purchased intangibles (3)		188		188
Severance (4)		529		485
Income tax expense (benefit) (5)		(1,510)		—

Non-GAAP Net Income		$1,295		$1,073	20.7%

Diluted Earnings Per Share	$0.17	$0.12	$0.04	$0.10

Diluted common shares outstanding	10,885	10,885	10,354	10,354

Reconciliation of GAAP Net Income to Adjusted EBITDA is as follows:

GAAP Net Income		$1,824		$384

Depreciation		120		80
Amortization of software development		283		128
Stock-based compensation (2)		264		16
Amortization of purchase intangibles (3)		188		188
Severance (4)		529		485
Interest expense		517		667
Income tax expense (benefit) (5)		(1,510)		—

Adjusted EBITDA		$2,215		$1,948

(1)	This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered as a substitute for comparable GAAP measures and should be read only in conjunction with our financial statements prepared in accordance with GAAP and our press release, which explains our use of non-GAAP measures.
(2)	Stock-based compensation related to non-cash charges for stock options and variable stock compensation expense.
(3)	Amortization of customer list and purchased software acquired with Online Benefits.
(4)	Severance for former employees of OnlineBenefits.
(5)	Income tax benefit adjustment for expected future use of NOL carryforwards.

A.D.A.M., Inc.

Reconciliation of Selected GAAP Measures to Non-GAAP Measures (1)

Year-to-Date, 2007 and 2006

(numbers in thousands, except per share data)

	Twelve Months Ended December 31,				% Increase (Decrease) in US $
	2007 GAAP	2007 Non-GAAP	2006 GAAP	2006 Non-GAAP

Reconciliation of GAAP Operating Income, Net Income and EPS to Non-GAAP measures.

GAAP Operating Income	$4,763	$4,763	$3,132	$3,132	52.1%

Stock-based compensation (2)		758		136
Severance (4)		529		485

Non-GAAP Operating Income		$6,050		$3,753	61.2%

GAAP Net Income	$3,939	$3,939	$2,548	$2,548	54.6%
Stock-based compensation (2)		758		136
Amortization of purchased intangibles (3)		753		288
Severance (4)		529		485
Income tax expense (benefit) (5)		(1,510)		—

Non-GAAP Net Income		$4,469		$3,457	29.3%

Diluted Earnings Per Share	$0.38	$0.43	$0.25	$0.34
Diluted common shares outstanding	10,442	10,442	10,074	10,074

Reconciliation of GAAP Net Income to Adjusted EBITDA is as follows:

GAAP Net Income		$3,939		$2,548
Depreciation		450		209
Amortization of software development		724		663
Stock-based compensation (2)		758		136
Amortization of purchase intangibles (3)		753		288
Severance (4)		529		485
Interest expense (income)		2,330		584
Income tax expense (benefit) (5)		(1,510)		—

Adjusted EBITDA		$7,973		$4,913

(1)	This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered as a substitute for comparable GAAP measures and should be read only in conjunction with our financial statements prepared in accordance with GAAP and our press release, which explains our use of non-GAAP measures.
(2)	Stock-based compensation related to non-cash charges for stock options and variable stock compensation expense.
(3)	Amortization of customer list and purchased software acquired with Online Benefits.
(4)	Severance for former employees of OnlineBenefits.
(5)	Income tax benefit adjustment for expected future use of NOL carryforwards.

A.D.A.M., Inc.

Consolidated Balance Sheets

December 31, 2007 and 2006

(numbers in thousands)

	December 31, 2007	December 31, 2006
ASSETS
Current assets
Cash and cash equivalents	$5,425	$4,446
Short term investments	2,809	2,794
Accounts receivable, net	3,940	3,082
Restricted cash	46	2,192
Inventories	65	74
Prepaids and other current assets	839	1,673
Deferred income tax asset	793	—

Total current assets	13,917	14,261

Non-current assets
Property and equipment, net	801	876
Intangible assets, net	9,953	10,276
Goodwill	27,468	27,883
Other assets	152	158
Deferred financing costs, net	852	1,184
Deferred income tax asset	6,827	5,500

Total non-current assets	46,053	45,877

TOTAL ASSETS	$59,970	$60,138

Liabilities and Shareholders’ Equity
Current liabilities
Accounts payables and accrued expenses	$3,658	$4,075
Deferred revenue	5,676	4,447
Note payable	—	1,500
Current portion of long-term debt	3,250	1,000
Current portion of capital lease obligations	105	155

Total current liabilities	12,689	11,177

Non-current liabilities
Capital lease obligations, net of current portion	85	178
Other liabilities	899	1,314
Long-term debt, net of current portion	16,750	24,000

Total non-current liabilities	17,734	25,492

Stockholders’ equity
Common stock	100	94
Treasury stock	(1,088)	(1,088)
Additional paid-in capital	56,406	54,109
Unrealized loss on investments	(166)	(2)
Accumulated deficit	(25,705)	(29,644)

Total stockholders’ equity	29,547	23,469

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$59,970	$60,138

A.D.A.M., Inc.

Consolidated Statements of Cash Flows

Year-to-Date, 2007 and 2006

(numbers in thousands)

	Twelve Months Ended December 31, 2007	Twelve Months Ended December 31, 2006
Cash flows from operating activities
Net income	$3,939	$2,548
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,927	1,161
Deferred tax asset	(1,510)	—
Deferred financing cost amortization	339	140
Loss on sale of assets	4	2
Stock-based compensation expense	758	136
Other, net	—	29
Changes in assets and liabilities:
Accounts receivable	(858)	(17)
Inventories	9	(6)
Prepaids and other assets	833	(137)
Accounts payable and accrued liabilities	(417)	245
Deferred revenue	1,229	(780)
Other liabilities	(414)	4

Net cash provided by operating activities	5,839	3,325

Cash flows from investing activities
Acquisition of subsidiary, net of cash acquired of $1,548	—	(29,128)
Purchases of property and equipment	(387)	(187)
Proceeds from sale of property and equipment	7	—
Additional cost of previous acquisition	(195)	—
Net change in restricted cash	2,148	(667)
Software product and content development costs	(1,154)	(974)
Proceeds of investments	—	7,661
Purchase of investments	(180)	(1,097)

Net cash provided by (used in) investing activities	239	(24,392)

Cash flows from financing activities
Proceeds from issuance of term note	—	20,000
Proceeds from issuance of convertible note	—	5,000
Payment of financing costs	—	(1,339)
Payment on note payable	(1,500)	—
Payment on long-term debt	(5,000)	—
Proceeds from exercise of common stock options	1,544	631
Repayments on capital leases	(143)	(79)

Net cash (used in) provided by financing activities	(5,099)	24,213

Increase in cash and cash equivalents	979	3,146

Cash and cash equivalents, beginning of the year	4,446	1,300

Cash and cash equivalents, end of the year	$5,425	$4,446